Exhibit 23.3

                           Consent of BDO Seidman, LLP


To the  Board of Directors
Riddell Sports Inc.
New York, New York

We consent to the incorporation by reference in this Registration Statement on Form S-8 (the "Registration Statement") filed by Riddell Sports Inc. of our report dated February 12, 1997, relating to the consolidated financial statements of Varsity Spirit Corporation, which report appears in the Form 8-K of Riddell Sports Inc. dated June 19, 1997.

We also consent to the reference to us under the caption, "Interests of Named Experts and Counsel", in the Registration Statement.


                                                                BDO SEIDMAN, LLP


Memphis, Tennessee
August 21, 1997

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